Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 7, 2016 (the “Effective Date”) is between Curis, Inc., a Delaware corporation (the “Company”), and Aurigene Discovery Technologies Limited, a company organized under the laws of India (the “Purchaser”). Capitalized terms set forth herein and not defined shall have the meanings ascribed to such terms under the License Agreement (as defined below).
BACKGROUND
WHEREAS, the Company and the Purchaser are parties to that certain Collaboration, License and Option Agreement, dated as of January 18, 2015 (the “License Agreement”), which contains terms and conditions under which the Company and the Purchaser have agreed to enter into a relationship for the research, discovery and development of human therapeutics;
WHEREAS, in consideration for the terms of the First Amendment to the License Agreement by and between the Company and the Purchaser of even date herewith (the “License Agreement Amendment”), the Company has agreed to issue to the Purchaser shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”) on the terms and subject to the conditions set forth herein.
NOW THEREFORE, In consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
1.Issuance of the Initial Shares.
(a)In consideration of the Purchaser entering into the License Agreement Amendment, the Company agrees to issue to the Purchaser on the Initial Closing Date (as defined below) 10,208,333 shares (the “Initial Shares” and with the Top-up Shares (as defined below), the “Shares”) of Common Stock.
(b)At the closing of the sale of the Initial Shares contemplated hereby ( “Initial Closing”), which shall be held on the date hereof or such other date within three (3) business days of the date of this Agreement as shall be mutually agreed upon by the Company and the Purchaser remotely by facsimile transmission or other electronic means or at such location as the parties may mutually agree (the “Initial Closing Date”), (i) the Purchaser and the Company shall execute and deliver to each other the Registration Rights Agreement (the “Registration Rights Agreement”) in the form of Exhibit A attached hereto and the License Agreement Amendment in the form of Exhibit B attached hereto, and (ii) the Company shall instruct the transfer agent for the Common Stock to issue and deliver to the Purchaser an original stock certificate representing the Initial Shares.
2.Additional Share Purchase Rights.
(a)Subject to Subsection 2(b) below, the first time following the Initial Closing Date that the Company proposes to offer shares of its Common Stock in an underwritten public offering (a “Subsequent Offering”), the Company shall, as soon as practicable after a determination is made by the Company to undertake such public offering (and in any event before filing a preliminary prospectus supplement with the Securities and Exchange Commission), give Purchaser written notice in accordance with Section 8 (the “Company Top-Up Notice”) of such Subsequent Offering. Following receipt of the Company Top-Up Notice, Purchaser may, by written notice delivered by electronic mail to the Company’s Chief Executive Officer and Chief Financial Officer at any time prior to the Pricing Time (as defined below), elect to purchase from the Company (the “Top-up Purchase”), by means of a private placement, all or a portion of such number of shares of Common Stock (the “Top-Up Shares”) which, following such Top-up Purchase and the Subsequent Offering, would equal a number of shares of Common Stock that is no greater than the lesser of (i) 19.56% of the shares of Common Stock outstanding after such Top-up Purchase and the Subsequent Offering or (ii) such percentage of shares of Common Stock of the Company that is equal to the difference between 19.56% and the percentage of shares of Common Stock sold, transferred, or otherwise disposed of by Purchaser to a Person other than a Permitted Transferee on or after the Effective Date and prior to the date of such Top-up Purchase. For purposes of this Agreement, a “Permitted Transferee” shall mean any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Purchaser. The percentage amount derived by application of the foregoing sentence shall be referred to herein as the “Applicable Percentage,” and the foregoing right to purchase the Top-up Shares in order to retain the Applicable Percentage is referred to herein as the “Top-Up Right”). The Applicable Percentage shall be subject to appropriate and equitable adjustment for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization. If Purchaser chooses to purchase less than the maximum number of Top-Up Shares at the Subsequent Closing, it shall specify in the notice to Company which ownership percentage less than the Applicable Percentage it intends to achieve after giving effect to the purchase and Subsequent Offering. The Purchaser’s exercise of its Top-up Right may be made contingent upon the closing of the applicable Subsequent Offering within a specified period of time.
(b)Notwithstanding the foregoing Subsection 2(a), (i) if the Subsequent Offering results in gross proceeds to the Company that are less than $50.0 million (with $50.0 million being defined as the “Requisite Proceeds”), then the Purchaser’s Top-up Right shall continue to apply to one or more additional Subsequent Offerings until such Requisite Proceeds are received by the Company, and (ii) if a Subsequent Offering results in proceeds to the Company that exceed the Requisite Proceeds, the Top-up Right shall apply only with reference to the sale of Common Stock that results in the Requisite Proceeds, and not with reference to any sale of additional shares of Common Stock that are sold as part of the Subsequent Offering.
(c)The Company Top-up Notice shall state: (i) the Company’s bona fide intention to undertake the Subsequent Offering, (ii) the estimated number of shares of Common Stock to be offered in the Subsequent Offering, if known, (iii) the expected price and terms and conditions, if any, upon which it proposes to offer its Common Stock in the Subsequent Offering, if then known and (iv) the planned date and time at which the Company expects to enter into an underwriting agreement with the underwriters for the Subsequent Offering (the “Pricing Time”), if then known. If any of the estimated number of shares of Common Stock to be offered in the Subsequent Offering, the expected price upon which the Company proposes to offer its Common Stock in the Subsequent Offering or the Pricing Time are not known at the time the Top-up Notice is delivered, then the Company shall promptly amend such Top-up Notice with such additional terms once known.
(d)Following delivery of the Company Top-Up Notice, the Company shall provide Purchaser reasonable access to enable Purchaser to conduct diligence materially equivalent to that provided to any other person that is contemplating participating in the applicable Subsequent Offering (inclusive of such person’s representatives).
(e)Notwithstanding anything herein to the contrary, if Purchaser elects to exercise the Top-Up Right, then (i) the Purchaser shall have the right to purchase the same securities, and (ii) the purchase price per Top-Up Share will be the amount that is equal to the public offering price per share at which the Common Stock is sold to the public in the Subsequent Offering (the “Subsequent Offering Price” and such time, the “Top-Up Closing Date”), as, in each case, is set forth on the cover of the final prospectus filed with the Commission.
(f)Upon any closing of the purchase of Top-Up Shares (each, a “Subsequent Closing” and with the Initial Closing, the “Closing”), Purchaser shall pay to the Company the cash purchase price for the applicable Top-Up Shares, calculated by multiplying such number of Top-Up Shares by the Subsequent Offering Price, by wire transfer of immediately available funds, and the Company shall instruct the transfer agent for the Common Stock to issue and deliver to the Purchaser an original stock certificate representing the Top-Up Shares.
(g)Each Subsequent Closing shall take place remotely by facsimile transmission or other electronic means or at such location as the parties may mutually agree, within thirty (30) calendar days after the date on which all conditions to such Subsequent Closing, as set forth in Section 5, shall been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Subsequent Closing, but subject to the satisfaction or waiver of such conditions).

3.Representations and Warranties of the Company. Except as set forth in any schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules the Company represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing:
(a)Organization and Good Standing. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed has not had and would not reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. The Company has the corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement (collectively, the “Agreements”), to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.
(b)Authorization and Binding Nature. The execution, delivery and performance by the Company of the Agreements and the issuance and delivery of the Initial Shares has been, and the issuance of any Top-up Shares will be, duly authorized by all requisite corporate action on the part of the Company. The Agreements constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.
(c)Non-Contravention. The execution, delivery and performance by the Company of the Agreements will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation or bylaws of the Company, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company or (iii) violate, conflict with or cause a default under any mortgage, indenture, lease, contract or other agreement or instrument, permit, or license to which the Company is subject except, in the case of this clause (iii), any violation, conflict or default that would not reasonably be expected to have a material adverse effect on the Company’s business, properties, financial position or results of operations (a “Material Adverse Effect”).
(d)Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreements, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings, insofar as they relate to the issuance of the Initial Shares or the Top-Up Shares at the applicable Closing, will, in the case of qualifications, be effective on such Closing and will, in the case of filings, be made within the time prescribed by law.
(e)Capitalization. The authorized capital stock of the Company consists of (i) 225,000,000 shares of Common Stock, of which, as of September 3, 2016, 130,705,427 shares were issued and 129,482,581 shares were outstanding, and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. When issued, sold and delivered in accordance with the provisions of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.
(f)SEC Reports. The Company has timely filed all reports, schedules and other documents required to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Purchaser has had access, via the website of the Securities and Exchange Commission (“SEC”), to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and all reports filed by the Company under Section 13 of the Exchange Act with the SEC since December 31, 2015 (the “Reports”). The Reports complied in all material respects with the requirements of the Exchange Act, and the respective rules and regulations thereunder when filed. As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g)Governmental Permits. The Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to own, possess, obtain or make would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization. To its knowledge, the Company is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where noncompliance would not reasonably be expected to have a Material Adverse Effect, and all of the descriptions in the Reports of the legal and governmental procedures and requirements of the United States Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects.
(h)Taxes. The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges (“Tax Penalties”) shown thereon due or otherwise assessed other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without which such Tax Penalties were payable pursuant to said returns or any assessments with respect thereto.

(i)Insurance. The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for the business, including, but not limited to, liability insurance for clinical testing and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(j)Intellectual Property. The Company, to its knowledge, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as, on the date hereof, proposed to be conducted (the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company, on the date hereof, as proposed to be conducted. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights that are material to the business of the Company. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the Company’s knowledge, threatened, which involves any Proprietary Rights, nor, to the Company’s knowledge, is there any reasonable basis therefor.

(k)Property. The Company has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Reports or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are, to the knowledge of the Company, held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

(l)Registration Rights. Except as described or referred to in the Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”) any of its presently outstanding securities or any of its securities that may be subsequently issued.

(m)No Material Adverse Change. Since the filing of the Company’s most recent Annual Report on Form 10-K, except as described or referred to in the Reports, there has not been any material adverse change in the assets, business, properties, financial condition or results of operations of the Company.

(n)Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o)Disclosure. To the Company’s knowledge, neither this Agreement nor any certificates made or delivered in connection herewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(p)Compliance with Laws. The Company is in material compliance with all applicable laws and, to the Company’s knowledge, the Company is not under investigation with respect to, and has not been threatened to be charged with or given notice of, any material violation of any applicable laws.

4.Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and as of the Initial Closing and the Subsequent Closing.

(a)Investment. The Purchaser is acquiring the Initial Shares and any Top-up Shares for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. The Purchaser understands that the Initial Shares have not been, and the Top-up Shares, if applicable, will not be, registered under the securities laws of the United States or any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. The Purchaser acknowledges that there can be no assurance that there will be any market for the Common Stock in the foreseeable future and that, as a result, the Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time.
(b)Foreign Purchaser. The Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) and hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the receipt of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction as in effect on the date hereof.
(c)Regulation S Representations and Restrictions. The Purchaser makes the following additional representations, warranties and agreements:
(i)    The Purchaser is not a “U.S. person” as defined in Rule 902(k) of Regulation S promulgated under the Securities Act (a “U.S. Person”). The offer and sale of the Initial Shares to the Purchaser was made in, and the offer and sale of the Top-up Shares, if applicable, will be made in an “Offshore Transaction” (as defined in Rule 902(h) of Regulation S), no “Directed Selling Efforts” (as defined in Rule 902(c) of Regulation S) were or will be made to the Purchaser in the United States, and the Purchaser is not acquiring the Shares for the account or benefit of any U.S. Person;
(ii)    The Purchaser will resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and the Purchaser shall not engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.
The Purchaser acknowledges and agrees that the Company shall not register any transfer or resale of the Shares not made (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act or (iii) or pursuant to an available exemption from registration. The Purchaser acknowledges and agrees that the certificates evidencing the Initial Shares and any Top-up Shares will bear the legend set forth below (in addition to any other legend required by applicable federal, state or foreign securities laws or provided in any other agreement with the Company:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE SHARES MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.
(d)Authorization and Binding Nature. The execution, delivery and performance by the Purchaser of the Agreements have been duly authorized by all requisite corporate action on the part of the Purchaser. The Agreements constitute the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.
(e)Non-Contravention. The execution, delivery and performance by the Purchaser of the Agreements will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation or bylaws of the Purchaser, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Purchaser or (iii) violate, conflict with or cause a default under any mortgage, indenture, lease, contract or other agreement or instrument, permit, or license to which the Purchaser is subject other than any violation, conflict or default which would not reasonably be expected to have a Material Adverse Effect.
(f)Access to Information. The Purchaser has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents and other information necessary for the Purchaser to evaluate the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents requested and has provided answers to all of its questions relating to an investment in the Company. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations (whether oral or written) other than as set forth herein. The Purchaser has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them. The Purchaser understands that an investment in the Company involves significant risks. The Purchaser is an “accredited investor,” as defined in Rule 501 under the Securities Act.
(g)    Ownership of Common Stock. Before giving effect to the issuance to the Purchaser of the Initial Shares, the Purchaser beneficially owns, directly or indirectly, 17,120,131 shares of Common Stock of the Company.

5.Conditions to Closing
(a)Conditions of the Purchaser’s Obligation. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement at the applicable Closing (unless otherwise indicated) is subject to the satisfaction of the following conditions, any one or more of which may be waived by the Purchaser:
(i)    Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchaser:
(a)    (i) A copy of the certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware, (ii) (x) as of the Initial Closing Date, a copy of the resolutions of the Board of Directors of the Company evidencing the approval of this Agreement and the License Agreement Amendment, the issuance of the Shares, and the other matters contemplated hereby and (y) as of the Top-Up Closing Date, a copy of the resolutions of the Board of Directors of the Company evidencing the approval of the issuance of the Top-Up Shares and the other matters contemplated hereby, and (iii) a copy of the Bylaws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct.
(b)    A certificate of the Secretary of the Company which, at the Initial Closing shall certify the names of the officers of the Company authorized to sign this Agreement, and at each Closing, the certificate for the Initial Shares or Top-Up Shares, as applicable, and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers.
(c)    A certificate of the President and Chief Executive Officer of the Company stating that the conditions specified in Section 5(a)(ii) have been satisfied.
(d)    Certificates of Good Standing for the Company from the Secretary of State of the State of Delaware and the Commonwealth of Massachusetts.

(ii)    Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (other than those representations that are qualified by materiality, which shall be true and correct in accordance with their terms) as of the date of the applicable Closing except for representations and warranties made as of a specific date, which shall be true and correct as of such date, and the Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the applicable Closing.
(iii)    Consents, Waivers, Etc. The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Initial Shares and Top-Up Shares, as applicable, and to carry out the transactions contemplated hereby and thereby except for any which, if not obtained or effected would not have a Material Adverse Effect or a material adverse effect on the parties’ ability to close the transaction contemplated by the Agreement. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Initial Shares and Top-Up Shares, as applicable, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws except for any which, if not obtained or effected would not have a Material Adverse Effect or a material adverse effect on the parties’ ability to close the transaction contemplated by the Agreement.
(iv)    License Agreement Amendment. At the Initial Closing, the Purchaser and the Company shall have executed and delivered the License Agreement Amendment.
(v)    Registration Rights Agreement. At the Initial Closing, Purchaser and the Company shall have executed and delivered the Registration Rights Agreement in the form attached as Exhibit A.
(b)Conditions of the Company’s Obligation. The obligation of the Company to consummate the transactions contemplated by this Agreement at each Closing (unless otherwise indicated) is subject to the satisfaction of the following conditions:
(i)    Representations and Warranties; Performance of Obligations. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects (other than those representations that are qualified by materiality, which shall be true and correct in accordance with their terms) as of the date of the applicable Closing except for representations and warranties made as of a specific date, which shall be true and correct as of such date, and the Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the applicable Closing.
(ii)    License Agreement Amendment. At the Initial Closing, Purchaser and the Company shall have executed and delivered the License Agreement Amendment.
(iii)    Registration Rights Agreement. At the Initial Closing, Purchaser and the Company shall have executed and delivered the Registration Rights Agreement in the form attached as Exhibit A.
6.Lock-Up Agreement. The Purchaser covenants and agrees that, except as specified in this Section 6, it will not, during the period beginning on the date hereof and ending on September 7, 2018, without the prior written consent of the Company, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, contract to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any of the Initial Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Initial Shares, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b). Notwithstanding the foregoing, the Purchaser is permitted to take any of the actions described under Sections 6(a)-(c) with respect to (i) up to an aggregate of (A) 25% of the Initial Shares from and after March 7, 2017, (B) 50% of the Initial Shares from and after September 7, 2017, (C) 75% of the Initial Shares from and after March 7, 2018, and (ii) any or all of the Initial Shares after any public announcement with respect to the acquisition of the Company by a third party or any change of control of the Company. For the sake of clarity, the lock-up restrictions set forth in this Section 6 shall no longer be applicable to the Initial Shares from and after September 7, 2018.
7.Restriction on Public Offering. The Company covenants and agrees that it will not, without Purchaser’s prior written consent (such consent not to be unreasonably conditioned, delayed, or withheld), issue or sell any shares of its Common Stock or Preferred Stock or any securities conferring the right to purchase, or exercisable or exchangeable for (with or without additional consideration), its Common Stock or Preferred Stock, on or before December 31, 2016 at a price per share less than or equal to $2.40 (as adjusted for stock splits, combinations, recapitalizations and similar events); provided, that the foregoing shall not apply to the authorization or issuance by the Company of shares of Common Stock or options therefor to directors, officers, employees, consultants or advisors pursuant to any stock incentive or employee stock purchase plans, agreements or arrangements in consideration of services in transactions not intended for financing/capital raising purposes.
8.Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, via electronic mail, or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or electronic delivery, or three business days after being sent, if sent by reputable express courier.
If to the Company:

Curis, Inc.
4 Maguire Road
Lexington, Massachusetts 02421
Attention: President and Chief Executive Officer
Facsimile: (617) 503-6500

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 Word Trade Center
New York, NY 10007
Attn: Steven D. Singer, Esq.
Facsimile: (212) 230-8888

If to the Purchaser:

Aurigene Discovery Technologies Limited
39-40, KIADB Industrial Area
Phase II, Electronic City Hosur Road
Bangalore - 560100 Karnataka
India
Attn:    CSN Murthy, Chief Executive Officer
Facsimile: (91) 80 2852 6285
9.Successors and Assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment in contravention of this provision shall be void.
10.Survival of Warranties. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the applicable Closing for a period of one year following such Closing, at which time they shall expire and have no further force or effect.
11.Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.
12.Expenses. Each party shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.
13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of New York.
14.Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
15.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
16.Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
17.Publicity and Nondisclosure. Any proposed announcement, press release or other public disclosure concerning this Agreement and/or any of the amendments, transactions or relationships contemplated hereby shall be subject to the terms of Section 8.5(a) of the License Agreement.
18.Listing of Shares. As required by the rules and regulations of any national securities exchange or automated quotation system, the Company agrees to use commercially reasonable efforts to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of its Common Stock are listed and, so long as the Purchaser owns any of the Shares, shall use commercially reasonable efforts to maintain such listing of all the Shares.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first above written.

CURIS, INC.

By:	/S/ ALI FATTAEY
Ali Fattaey
President and Chief Executive Officer

AURIGENE DISCOVERY TECHNOLOGIES LIMITED

By:	/S/ CSN MURTHY
CSN Murthy
Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]